UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2013

CLEAN DIESEL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33710	06-1393453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4567 Telephone Road, Suite 100

Ventura, California, 93003

(Address of Principal Executive Offices) (Zip Code)

(805) 639-9458

(Registrants telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 28, 2013, Clean Diesel Technologies, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC (the “Underwriter”) relating to a public offering (the “Offering”) of an aggregate of 1,600,000 shares of the Company’s common stock, par value $0.01 per share, together with warrants to purchase up to 800,000 shares of common stock. The common stock and warrants will be issued separately but sold together as units, with each unit consisting of (i) one share of common stock and (ii) one warrant to purchase 0.50 of a share of common stock. The warrants are exercisable any time until five years of the date of issuance at a price of $1.25 per share. In addition, under the terms of the Underwriting Agreement, the Company granted the Underwriter a 30 day option to purchase up to an additional 240,000 shares of common stock and/or warrants to purchase up to an additional 120,000 shares of common stock to cover overallotments, if any. The Offering is expected to close on July 3, 2013. The net proceeds to the Company from the Offering, excluding the proceeds, if any, from the exercise of warrants in this Offering, are expected to be approximately $1.5 million, after deduction of underwriting discounts, commissions and expenses, and assuming no exercise of the Underwriter’s overallotment option.

The Offering was made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-181443) previously filed with and declared effective by the Securities and Exchange Commission and a prospectus supplement thereunder filed with the SEC.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein. The foregoing description of the terms of the Underwriting Agreement does not purport to be completed and is qualified in its entirety by reference to such exhibit.

A copy of the opinion of Reicker, Pfau, Pyle & McRoy LLP relating to the validity of the securities to be issued in the Offering is attached hereto as Exhibit 5.1.

On June 28, 2013, the Company entered into letter agreements with Kanis S.A., one of the Company’s principal lenders and largest stockholders, and Derek Gray, a director of the Company, pursuant to which Kanis S.A. agreed to acquire $235,000 of common stock and warrants to purchase common stock and Mr. Gray agreed to acquire $100,000 of shares of common stock in a private placement. The investment by Kanis S.A. reflects conversion into shares of common stock and warrants of premium and interest due on June 30, 2013, pursuant to loans made to the Company. Copies of the letter agreements with Kanis S.A. and Mr. Gray are attached as Exhibits 10.1 and 10.2 to this report and are incorporated by reference herein. The foregoing description of the terms of the letter agreements does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 8.01 Other Events.

On June 27 and 28, 2013 the Company issued press releases announcing the commencement and pricing of the Offering. The Company’s press releases are attached as Exhibits 99.1 and 99.2 hereto and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibits

1.1	Underwriting Agreement dated June 28, 2013

5.1	Opinion of Reicker, Pfau, Pyle & McRoy LLP

10.1	Letter Agreement with Kanis S.A. dated June 28, 2013

10.2	Letter Agreement with Derek Gray dated June 28, 2013

23.1	Consent of Reicker, Pfau, Pyle & McRoy LLP (included in Exhibit 5.1)

99.1	Press Release dated June 27, 2013

99.2	Press Release dated June 28, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN DIESEL TECHNOLOGIES, INC.

June 28, 2013	By:	/s/ Nikhil A. Mehta
Name: Nikhil A. Mehta
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

1.1	Underwriting Agreement dated June 28, 2013

5.1	Opinion of Reicker, Pfau, Pyle & McRoy LLP

10.1	Letter Agreement with Kanis S.A. dated June 28, 2013

10.2	Letter Agreement with Derek Gray dated June 28, 2013

23.1	Consent of Reicker, Pfau, Pyle & McRoy LLP (included in Exhibit 5.1)

99.1	Press Release dated June 27, 2013

99.2	Press Release dated June 28, 2013